Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 30, 2013, relating to the consolidated financial statements and schedule of Avino Silver and Gold Mines Ltd. appearing in the Annual Report on Form 20-F of Avino Silver and Gold Mines Ltd., as amended, for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

Dated: December 30, 2013	By:	/s/ Manning Elliott LLP
Vancouver, Canada